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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                               September 29, 1998
                Date of Report (Date of earliest event reported)





                         BOREALIS TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



           Delaware                               0-28556                              88-0238203
-------------------------------           ------------------------           -------------------------------
(State or other jurisdiction of           (Commission File Number)           (I.R.S. Employer Identification
        incorporation)                                                                     No.)



                             4070 Silver Sage Drive
                            Carson City, Nevada 89701
                    (Address of principal executive offices)

                                 (702) 888-3200
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

     Borealis Technology Corporation (the "Company") has raised $2,310,000 in connection with a private placement of shares of Preferred Stock of the Company ("Preferred Stock") and warrants to purchase Common Stock of the Company ("Warrants"). The shares of Preferred Stock were sold at a purchase price of $1000.00 per share (the "Stated Value"), and are convertible into such number of shares of Common Stock as is determined by dividing the Stated Value thereof by the lesser of (i) $2.50 and (ii) 80% of the average of the closing bid prices of the Common Stock on the Nasdaq Stock Market or other market on which the Common Stock is then trading for the five consecutive trading days prior to the date of conversion. For each share of Preferred Stock sold, the Company issued a Warrant to purchase 50 shares of Common Stock exercisable at a price of $1.50 per share.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                BOREALIS TECHNOLOGY CORPORATION



Dated: September 29, 1998                       By: /s/  Elizabeth Gasper
                                                   -----------------------
                                                   Elizabeth Gasper
                                                   Chief Financial Officer